Exhibit 99.1

CTG Reports 2019 First Quarter Results

Revenue Increased 18% Year-Over-Year

Achieving Initial Sales Synergies from Accretive Tech-IT Acquisition

Reaffirms Full-Year Revenue and EPS Guidance

BUFFALO, N.Y., April 18, 2019 – CTG (NASDAQ: CTG), a leading provider of information technology (IT) solutions and services in North America and Western Europe, today announced its financial results for the first quarter ended March 29, 2019.

First Quarter Financial Summary

•

Revenue grew 17.6% year-over-year to $97.2 million, including a partial quarter of contribution from the Tech-IT acquisition on February 6, 2019, and a full quarter from the Soft Company acquisition in February 2018

•	Revenue in Europe increased 30.3% and represented 39% of total revenue, compared with 35% of total revenue in year-ago quarter

•	Revenue from Solutions grew 34.0% year-over-year to 34% of total revenue

•	GAAP net income was $0.6 million, or $0.05 per diluted share, which included acquisition-related expenses of $0.4 million. Non-GAAP net income was $0.9 million, or $0.06 per diluted share

First Quarter and Recent Business Highlights

•	Secured significant Application Advantage solution contract with a new healthcare system client in northeastern U.S.

•	Signed multiple new financial institution clients and numerous incremental solutions contracts in Europe

•	Appointed Tom Niehaus as EVP to lead sales, delivery and recruiting across all North American operations and support strategic transformation to a more solution-centric organization

•	Appointed seasoned delivery leader to further accelerate growth of North American Health Solutions business

•	Commenced integration of Tech-IT acquisition and secured first synergistic engagements

CEO Comments on Results

“Since assuming the role of CEO on March 1st, I have been closely interacting with CTG’s team across the organization and I am extremely encouraged by the energy and optimism I’ve observed,” said Filip Gydé, CTG President and CEO. “As part of the planned transition process, I also have been proactively engaging with CTG’s clients since the beginning of the year and the feedback has only reinforced my confidence in our growth momentum as we enter 2019 and increasingly position the Company as a premier global solutions provider.”

“First quarter revenue grew 18% year-over-year, demonstrating our ongoing focus on building and converting a healthy pipeline of opportunities into new business engagements while also increasing our mix of Solutions business as a percentage of total revenue,” Gydé said. “At the forefront of our efforts are CTG’s Application Advantage and Enterprise Information Management (EIM) Advantage solutions, both of which continued to gain traction in early 2019. During the quarter, we secured a significant Application Advantage contract with a major healthcare system in the northeastern U.S., and our pipeline for Application Advantage is currently at an all-time high. Our EIM Advantage offering continues to benefit from the growing need for more capable data management and governance frameworks across a broad range of industries. This includes our Energy vertical market for oil and gas clients, and in our Healthcare vertical market as providers who now have a significant amount of digitized data resulting from electronic health records implementations gradually transition from the traditional fee-for-services model to value-based care. Additionally, we recently appointed Tom Niehaus as Executive Vice President Operations – North America to lead CTG’s sales, delivery and recruiting efforts across our North American businesses. Tom brings an entrepreneurial attitude and strategic vision to CTG. He is a proven sales leader with a long history of generating impressive results at a number of IT services companies. We believe he will be instrumental in driving improved results from our North American operations, including the ability to further capitalize on existing positive trends across our Solutions business.”

“The performance of our European operations in the first quarter reflected continued organic growth combined with increasing contributions from our strategic acquisitions of both Soft Company and Tech-IT. Moreover, the most recent acquisition of Tech-IT has expanded our menu of service offerings into a full suite of end-to-end solutions. The integration of Tech-IT is progressing smoothly, consistent with our expectations, and we have already secured the first contract wins as a result of sales collaborations created within our European operations.”

“In summary, I am encouraged by the positive momentum we have achieved as we accelerate the transformation of CTG into a more solutions-centric company. We are highly committed to accelerating the disciplined execution of our strategy to realize further increases in both revenue and operating profits. In the interim, the entire team remains actively focused on growing Solutions revenue, expanding our solutions offerings, including those in our Healthcare vertical market, and leveraging the synergies gained from our recent acquisitions in Europe. In Staffing, we intend to improve our business mix toward higher margin services by broadening existing client relationships to include IT and professional staffing services and focusing on new middle market professional staffing opportunities,” Gydé concluded.

Consolidated First Quarter Results

Revenue in the first quarter of 2019 was $97.2 million, compared with $93.1 million in the fourth quarter of 2018, and $82.7 million in the first quarter of 2018. The year-over-year increase in first quarter revenue resulted from a combination of organic growth in both North America and Europe, as well as a full quarter of revenue contribution from the February 2018 acquisition of Soft Company and a partial quarter of contribution from the February 2019 acquisition of Tech-IT. Currency translation had a negative $3.1 million impact on revenue in the first quarter, compared with a negative $1.0 million impact in the fourth quarter of 2018, and a benefit of $3.8 million in the first quarter of 2018.

Direct costs in the first quarter of 2019 were $79.5 million, or 81.8% of revenue, compared with $75.4 million, or 81.0% of revenue, in the fourth quarter of 2018 and $66.9 million, or 80.9% of revenue, in the first quarter of 2018. SG&A expense in the first quarter of 2019 was $16.6 million, which included $0.4 million in acquisition-related costs associated with Soft Company and Tech-IT. This compared with $18.5 million in the fourth quarter of 2018, which included $0.5 million in acquisition-related costs and $0.7 million in severance. SG&A expense in the first quarter of 2018 was $15.3 million, which included $0.6 million in acquisition-related costs.

Operating income in the first quarter of 2019 was $1.1 million, or 1.2% of revenue, and included the previously referenced acquisition-related costs. Excluding acquisition-related expenses, non-GAAP operating income was $1.5 million, or 1.5% of revenue. Operating loss in the fourth quarter of 2018 was $0.8 million, or (0.8%) of revenue, and included employee benefit costs that were significantly higher than planned as well as acquisition-related and severance costs. Excluding the acquisition-related and severance expenses, non-GAAP operating income in the fourth quarter of 2018 was $0.4 million, or 0.4% of revenue. Operating income in the first quarter of 2018 was $0.6 million, or 0.7% of revenue. Excluding acquisition-related expenses, non-GAAP operating income was $1.2 million, or 1.4% of revenue. CTG’s operations outside of the U.S. are conducted in local currencies. Accordingly, fluctuations in currency valuation for the countries in which the Company operates generally have minimal impact on operating results, reducing operating income by approximately $0.1 million in the first quarter of 2019.

Net income in the first quarter of 2019 was $0.6 million, or $0.05 per diluted share, which included $0.4 million, or $0.01 per diluted share, in acquisition-related expenses. This compared with a net loss in the fourth quarter of

2018 of $5.3 million, or ($0.39) per share, which included $1.2 million, or $0.06 per share, in acquisition-related and severance expenses and $0.36 per diluted share in tax-related items. Net income in the first quarter of 2018 was $0.4 million, or $0.03 per diluted share, which included $0.6 million, or $0.03 per diluted share, in acquisition-related expenses.

CTG’s effective income tax rate in the first quarter of 2019 was 33.3% compared with 449% in the fourth quarter of 2018, and 21.7% in the year-ago first quarter. The effective tax rate for the fourth quarter of 2018 reflected a reserve for U.S. deferred tax assets of $3.8 million, costs under the Global Intangible Low-Taxed Income (GILTI) provisions of the 2017 Tax Cuts and Jobs Act totaling $0.7 million, and non-deductible acquisition-related costs in the Company’s foreign operations for the acquisition of Soft Company.

Balance Sheet

Cash and short-term investments at March 29, 2019 were $13.1 million, and the Company had $13.3 million in long-term debt. Days sales outstanding were 78 days in the first quarter of 2019 compared with 84 days in the first quarter of 2018.

Guidance and Outlook

The Company reaffirmed the following guidance for the full year 2019.

	2019 Full Year Guidance
(revenue in millions)	Low	High
Revenue	$380.0	$410.0
GAAP Diluted EPS	$0.20	$0.30
Non-GAAP Diluted EPS	$0.30	$0.40

Non-GAAP diluted EPS guidance excludes acquisition-related expenses, which include due diligence costs, the amortization of acquisition-related intangible assets, and changes in the value of earn-out payments.

CTG Executive Vice President and Chief Financial Officer John M. Laubacker, commented, “Based on the positive momentum generated in the first quarter, we are reaffirming the Company’s previous guidance for full year 2019, which continues to reflect our expectation for both top-line growth and increased profitability. We anticipate improvement in our operating results throughout 2019 as we continue to make additional investments in our Solutions business, become more selective in the revenue quality of new prospective Staffing engagements, and realize further returns on our previous strategic investments.”

Reconciliation of GAAP to Non-GAAP Information

The Company has referenced non-GAAP information in this news release. The Company believes that the use of non-GAAP financial information provides useful information to investors and management to gain an overall understanding of its current financial performance and prospects. In addition, non-GAAP financial measures are used by management for forecasting, facilitating ongoing operating decisions, and measuring the Company’s overall performance. The Company believes that these non-GAAP measures align closely with its internal measurement processes and are reflective of the Company’s core operating results.

Specifically, the non-GAAP information for the first quarter of 2019 and the first and fourth quarters of 2018, as presented, exclude certain acquisition-related expenses, primarily consisting of the amortization of intangible assets and amounts recorded for the earn-outs to be paid upon the achievement of certain financial targets from the acquisitions of Soft Company and Tech-IT, and severance costs. The Company believes these costs are not indicative of its core operating results.

The reconciliation of GAAP to non-GAAP information for the first quarter ended March 29, 2019 is as follows:

(in millions, except EPS)	Operating Income	Operating Margin	Net Income	Diluted EPS
GAAP results	$1.1	1.2%	$0.6	$0.05
Acquisition-related expenses	0.4	0.3%	0.3	0.01

Non-GAAP results	$1.5	1.5%	$0.9	$0.06

The reconciliation of GAAP to non-GAAP information for the fourth quarter ended December 31, 2018 is as follows:

(in millions, except EPS)	Operating Income/ (Loss)	Operating Margin	Net Income/ (Loss)	Diluted EPS
GAAP results	$(0.8)	(0.8%)	$(5.3)	$(0.39)
Severance	0.7	0.7%	0.5	0.04
Acquisition-related expenses	0.5	0.5%	0.4	0.02

Non-GAAP results	$0.4	0.4%	$(4.4)	$(0.33)

The reconciliation of GAAP to non-GAAP information for the first quarter ended March 30, 2018 is as follows:

(in millions, except EPS)	Operating Income	Operating Margin	Net Income	Diluted EPS
GAAP results	$0.6	0.7%	$0.4	$0.03
Acquisition-related expenses	0.6	0.7%	0.5	0.03

Non-GAAP results	$1.2	1.4%	$0.9	$0.06

Conference Call and Webcast

CTG will hold a conference call today at 11:00 a.m. Eastern Time to discuss its financial results and business outlook. To access CTG’s conference call via telephone, dial 1-800-230-1085 and enter the conference ID number, 462174. The conference call will also be available via webcast in the Investors section of CTG’s website at http://investors.ctg.com.

A replay of the call will be available between 1:00 p.m. Eastern Time on April 18, 2019, and 11:59 p.m. Eastern Time on April 21, 2019, by dialing 1-800-475-6701 and entering the conference ID number, 462174. The webcast will be archived on CTG’s website in the Events & Presentations section for at least 90 days following completion of the conference call.

About CTG

CTG provides industry-specific IT services and solutions that address the business needs and challenges of clients in high-growth industries in North America and Western Europe. CTG also provides strategic staffing services for major technology companies and large corporations. Backed by more than 50 years of experience and proprietary methodologies, CTG has a proven track record of reliably delivering high-value, industry-specific staffing services and solutions to its clients. CTG has operations in North America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

Safe Harbor Statement

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth, financial outlook, business strategy and performance expectations for 2019 and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company. These statements are based upon the Company’s expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new clients, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its clients, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the availability to the Company of qualified professional staff, domestic and foreign industry competition for clients and talent, increased bargaining power of large clients, the Company’s ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM), the ability to integrate the Tech-IT and Soft Company businesses and retain their clients, the uncertainty of clients’ implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between staffing and solutions, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and staffing industry, taxes and the Company’s operations in particular, industry and economic conditions, including fluctuations in demand for IT services, consolidation among the Company’s competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2018 Form 10-K, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Investors and Media:

John M. Laubacker, Chief Financial Officer

(716) 887-7368

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Income

(Unaudited)

(amounts in thousands except per share data)

	For the Quarter Ended
	March 29, 2019	March 30, 2018
Revenue	$97,238	$82,713
Direct costs	79,522	66,874
Selling, general and administrative expenses	16,589	15,256

Operating income	1,127	583
Other expense, net	(180)	(54)

Income before income taxes	947	529
Provision for income taxes	315	115

Net income	$632	$414

Net income per share:
Basic	$0.05	$0.03

Diluted	$0.05	$0.03

Weighted average shares outstanding:
Basic	13,379	14,687
Diluted	13,782	15,298

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Balance Sheets

(Unaudited)

(amounts in thousands)

	March 29, 2019	December 31, 2018	March 30, 2018
Current Assets:
Cash and cash equivalents	$13,129	$12,431	$11,163
Accounts receivable, net	86,606	81,313	77,795
Other current assets	3,062	2,274	4,513

Total current assets	102,797	96,018	93,471

Property and equipment, net	5,543	5,656	5,808
Operating lease right-of-use assets	12,671	—	—
Cash Surrender Value	2,438	2,626	24,890
Acquired intangibles, net	5,627	5,936	—
Goodwill	19,146	11,664	16,423
Other assets	2,176	2,221	4,552

Total Assets	$150,398	$124,121	$145,144

Current Liabilities:
Accounts payable	$11,538	$12,387	$11,952
Accrued compensation	25,633	21,434	23,626
Current portion of operating lease liabilities	4,605	—	—
Other current liabilities	11,417	10,342	8,593

Total current liabilities	53,193	44,163	44,171

Long-term debt	13,318	3,640	9,020
Long-term lease liabilities	7,918	—	—
Other liabilities	11,696	12,090	11,776
Shareholders’ equity	64,273	64,228	80,177

Total Liabilities and Shareholders’ Equity	$150,398	$124,121	$145,144

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(amounts in thousands)

	For the Quarter Ended
	March 29, 2019	March 30, 2018
Net income	$632	$414
Depreciation and amortization expense	677	563
Equity-based compensation expense	249	472
Other operating items	(1,472)	(693)

Net cash provided by operating activities	86	756
Net cash used in investing activities	(8,572)	(11,476)
Net cash provided by financing activities	9,469	10,364
Effect of exchange rates on cash and cash equivalents	(285)	349

Net increase (decrease) in cash and cash equivalents	698	(7)
Cash and cash equivalents at beginning of period	12,431	11,170

Cash and cash equivalents at end of period	$13,129	$11,163

COMPUTER TASK GROUP, INCORPORATED (CTG)

Other Financial Information

(Unaudited)

(amounts in thousands except days data)

		For the Quarter Ended
	March 29, 2019		March 30, 2018
Revenue by Service

IT Solutions	$33,426	34%	$24,949	30%
IT Staffing	63,812	66%	57,764	70%

Total	$97,238	100%	$82,713	100%

Revenue by Vertical Market

Technology service providers	33%		33%
Manufacturing	17%		19%
Healthcare	16%		15%
General markets	15%		14%
Financial services	14%		14%
Energy	5%		5%

Total	100%		100%

Revenue by Location

North America	$59,435	61%	$53,692	65%
Europe	37,803	39%	29,021	35%

Total	$97,238	100%	$82,713	100%

Foreign Currency Impact on Revenue

Europe	$(3,118)		$3,828

Billable Travel Included in Revenue and Direct Costs

Billable Travel	$567		$788

Long-term Debt Balance	$13,318		$9,020

Billable Days in Period	63		64

DSO	78		84

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CTG news releases are available on the Web at www.ctg.com.